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                                                                Exhibit 5.1






            [Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]



                                  May __, 1999




MeriStar Hospitality Corporation
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007


                        MeriStar Hospitality Corporation
                       Registration Statement on Form S-4
                       ----------------------------------

Ladies and Gentlemen:

                  In connection with the referenced Registration Statement on Form S-4 (the "Registration Statement") filed by MeriStar Hospitality Corporation, a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under it, we have been requested to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company's 8 3/4% Senior

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MeriStar Hospitality Corporation

Subordinated Notes due 2007 (the "Exchange Notes"). The Exchange Notes are to be offered in exchange for the Company's outstanding 8 3/4% Senior Subordinated Notes due 2007 (the "Initial Notes"). The Exchange Notes will be issued by the Company under the terms of the Indenture (the "Indenture"), dated as of March 18, 1999, between the Company and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"). Capitalized terms used in this letter and not otherwise defined shall have the respective meanings given to those terms in the Registration Statement.

                  In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

                  (i) the Registration Statement (including the related exhibits);

                  (ii) the Indenture included as Exhibit 4.2 to the Registration Statement; and

                  (iii) the proposed form of the Exchange Notes included as
                        Exhibit 4.4 to the Registration Statement.

                  In addition, we have examined (i) those corporate records of the Company as we have considered appropriate, including a copy of the amended and restated articles of incorporation and second restated by-laws of the Company, each as amended to date, and copies of minutes and resolutions of the board of directors of the Company, each certified by an officer of the Company; and (ii) those other

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MeriStar Hospitality Corporation
certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

                  In our examination of the above documents and in rendering the opinions set forth below, we have assumed, without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all latter documents and the legal capacity of all individuals who have executed any of the documents which we examined, (ii) the Exchange Notes will be issued in accordance with the Indenture as described in the Registration Statement, (iii) the Indenture was duly authorized, executed and delivered by the Trustee, (iv) the Indenture represents a valid and binding obligation of the Trustee, (v) the Exchange Notes will be duly authorized, executed and delivered by the Company and (vi) the Exchange Notes will be duly authenticated by the Trustee in accordance with the terms of the Indenture. We have relied (without independent investigation) upon the factual matters contained in the representations and warranties of the Company made in the documents and upon certificates of public officials and officers of the Company.

                  Based on the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:


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MeriStar Hospitality Corporation

                  1. The Indenture represents a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  2. When issued, authenticated and delivered in accordance with the terms of the Indenture, the Exchange Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
                  Our opinions expressed above are limited to the laws of the State of New York and the Federal laws of the United States. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under them, that are currently in effect. Please be advised that, with respect to the law of Maryland, we

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MeriStar Hospitality Corporation
are relying solely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, dated the date of this letter.

                  We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under it.


                                             Very truly yours,



                                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON